SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                              February 27, 2004
                  ------------------------------------------
                   Date of Report (Date of earliest event
                                  reported)

                       Oil-Dri Corporation of America
                  ------------------------------------------
                   (Exact name of registrant as specified
                               in its charter)



             Delaware                0-8675              36-2048898
       ----------------------   ------------------     ----------------
          (State or other       (Commission File        (IRS Employer
          jurisdiction of            Number)           Identification
          incorporation)                                    No.)



               410 North Michigan Avenue
                       Suite 400
                   Chicago, Illinois              60611-4213
              -----------------------------       -----------
                 (Address of principal            (Zip Code)
                   executive offices)

                         (312) 321-1515
            ------------------------------------------
                  Registrant's telephone number

Item 7.  Financial Statements and Exhibits

(c)   Exhibits:  The following document is attached as an exhibit to this report:

Exhibit
Number           Description

99               Press Release dated February 27, 2004.


Item 9.   Regulation FD Disclosure
Item 12.  Results of Operations and Financial Condition

On February 27, 2004, the Registrant issued a press release announcing the results of operations for the second quarter and first half of its 2004 fiscal year. A copy of the press release is attached as Exhibit 99. This information is being provided under both Items 9 and 12, as suggested by the Commission in Release 33-8216, though it is required to be provided only under Item 12.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          OIL-DRI CORPORATION OF AMERICA



                          By: /s/  Charles P. Brissman
                              Charles P. Brissman
                              Vice President and General Counsel




Date: March 1, 2004

           Release:  Immediate            Contact:  Ronda J. Williams
                                                    312-706-3232

                     Oil-Dri Corporation of America Reports
             38% Increase in Earnings on Sales Increase of 7.5% for
                               the Second Quarter

           CHICAGO - February 27, 2004 - Oil-Dri Corporation of America (NYSE: ODC) today announced net sales of $47,800,000 for the second quarter ended January 31, 2004, an increase of 7.5% over net sales of $44,456,000 in the same quarter one year ago. Net income for the quarter was $1,728,000 or $0.29 per fully diluted share, compared to $1,219,000 or $0.21 per fully diluted share for the same quarter one year ago.

           Net sales for the current six-month period were $94,092,000, an increase of 14.5% over sales of $82,186,000 in the same period a year ago. Net income for the six-month period was $3,446,000 or $0.59 per fully diluted share, compared to $1,630,000 or $0.29 per fully diluted share last year.

           Second quarter pre-tax income of $2,433,000 included a loss on impaired assets of $464,000 related to a write-off of box line packaging equipment. The company also took a $200,000 reserve for obsolete Smart Snacks branded packaging inventory in conjunction with the sale of the Phoebe Products dog treats business and general market decline of that brand. Excluding these items, the company had pre-tax income of $3,097,000.

           Last year's second quarter pre-tax income of $1,772,000 included a one-time contractual payment of $675,000 from a customer who failed to meet minimum purchase requirements under a supply agreement with the company. Excluding this item, the company earned a pre-tax income of $1,097,000.

           The company's six-month pre-tax income of $4,853,000 includes the $464,000 loss on impaired assets mentioned above and $200,000 for the reserve of obsolete inventory mentioned above. Excluding these items the company had pre-tax income of $5,517,000 for the six months.

           Last year's six-month pre-tax income of $2,357,000 included the contractual payment of $675,000 mentioned above and a gain of $139,000 from the sale of mineral rights. Excluding these items, the company earned pre-tax income of $1,543,000.

           Second Quarter Overview

           President and CEO Daniel Jaffee commented on the quarter, "Our business has delivered strong earnings growth for six consecutive quarters and our financial results reflect improved performance in all business segments. This quarter's results show management's continued commitment to efficiently managing operations while increasing sales.

           "I am most encouraged by our ability to increase earnings per share by more than 100% in the first six months of the fiscal year. This is a significant accomplishment.

           "As expected, we are experiencing substantial increases in our energy costs. Year over year our costs have increased by 24%. However, despite these escalating costs, we have continued to expand our gross margins. We remain focused on streamlining our manufacturing processes and implementing price increases as needed to offset these rising costs.

           "Late in the second quarter, the company decided to sell its wholly owned subsidiary, Phoebe Products Co. In conjunction with this decision and in consideration of the continued market decline of the Smart Snacks product line, the company recorded a $200,000 pre-tax obsolete inventory reserve in the second quarter. Other than the obsolete inventory reserve, the sale of Phoebe Products will not have a material impact on the sales or profitability of the company. This decision was triggered by our desire to concentrate on our core
           businesses."   The company concluded the sale of Phoebe
           Products on February 19, 2004.

           Business Review

           The Consumer Products Group continued to outpace prior year sales 8% by for the quarter and 17% for the half. Strong branded sales for Cat's Pride scoop and Jonny Cat litters drove this quarter's business. Sales and profit contribution from the Canadian operation were up for both the quarter and half due mainly to increased sales of branded product and positive currency exchange rates.

           Crop Production and Horticultural Group sales were flat for the quarter and up 17% for the half. Agsorb agricultural carrier sales continued to outpace historical norms but are expected to level off in the second half of the year. Increased sales of Flo Fre processing aids helped to offset slower demand for Pro's Choice sports field products in the quarter.

           The Industrial and Automotive Products Group enjoyed increased sales of 8% for the quarter and 11% for the six months. The increase was driven by increased floor absorbent sales from new business accounts.

           Sales were up 12% for the Specialty Products Group in the quarter and 6% for the half. A favorable sales mix and increased sales of Pure-Flo bleaching clay positively contributed to growth in the quarter. Animal Health and Nutrition sales remain strong year over year as well.

           Financial Review

           On December 2, 2003, Oil-Dri's Board of Directors declared a regular quarterly cash dividend of $0.10 per share of Common Stock. The dividend will be payable on March 12, 2004 to shareholders of record at the close of business on February 13, 2004. At the January 31, 2004 closing price of $16.85 and assuming cash dividends continue at the same rate, the annual yield is 2.4%.

           During the fiscal year to date the company repurchased 55,350 shares of stock, under the stock repurchase program, at an average price of $13.67 per share. The company has 246, 660 shares remaining under the current stock purchase authorization.

           Cash, cash equivalents and short-term investments at January 31, 2004, totaled $17,933,000. Operating cash flow was $6,711,000 for the six-month period. Capital expenditures for the six months totaled $2,227,000, which was $1,897,000 less than the depreciation and amortization of $4,124,000.

           Looking Forward

           Jaffee said, "As we head into the second half of the year we will begin to increase our marketing investment in new product introductions. I am enthusiastic about the opportunities that will come from our innovative efforts.

           "We are also watching the progress of the California grocery workers strike. Consumer growth in this market has disrupted our West Coast grocery business but we are actively working to mitigate any setbacks we face because of the strike.

           "In light of strong performance, we are raising our earnings per share estimate range to $0.85 - $0.95 for fiscal 2004. This conservative range is based upon historically slower sales during the third and fourth quarters and also reflects our plans for investment spending in the second half of the year. We delivered earnings of $0.54 per fully diluted share for the entire year of fiscal 2003, so we are pleased to have finished the first half of fiscal 2004 at $0.59."
                                      ###

=====================================================================

           Oil-Dri Corporation of America is the world's largest manufacturer of cat litter and a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets.

           This release contains certain forward-looking statements regarding the company's expected performance for future periods, and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties which include, but are not limited to, competitive factors in the consumer market; the level of success in implementation of price increases and surcharges; changes in overall agricultural demand; increasing regulation of the food chain; changes in the market conditions, the overall economy, energy prices, and other factors detailed from time to time in the company's annual report and other reports filed with the Securities and Exchange Commission.

O I L  -  D R I   C O R P O R A T I O N    O F    A M E R I C A
Consolidated Statements of Income
(in thousands, except for per share amounts)
(unaudited)

                             Second Quarter Ended January 31,
                             --------------------------------
                               2004    % of    2003    % of
                             --------------------------------                                      Sales           Sales

Net Sales                     $47,800  100.0% $44,456  100.0%
Cost of Sales                  36,507   76.4%  34,833   78.4%
                             --------------------------------
Gross Profit                   11,293   23.6%   9,623   21.6%

Loss on Impaired
Long-Lived Assets                (464)  -1.0%      --     --
Other Contractual Income           --     --      675    1.5%
Operating Expenses             (8,039) -16.8%  (7,952) -17.8%
                             --------------------------------

Operating Income (Loss)         2,790    5.8%   2,346    5.3%
Interest Expense                 (533)  -1.1%    (661)  -1.5%
Gain on the Sale of
  Mineral Rights                   --     --       --     --
Other Income (Expense)            176    0.4%      87    0.2%
                             --------------------------------

Income (Loss) Before
  Income Taxes                  2,433    5.1%   1,772    4.0%
Income Taxes (Benefit)            705    1.5%     553    1.2%
                             --------------------------------

Net Income (Loss)             $ 1,728    3.6% $ 1,219    2.7%
                             ================================

Net Income Per Share:

                   Basic      $  0.32         $  0.22
                   Diluted    $  0.29         $  0.21

Average Shares Outstanding:

                   Basic        5,447           5,616
                   Diluted      6,000           5,701

                               Six Months Ended January 31,
                             ---------------------------------
                               2004    % of     2003    % of
                                       Sales            Sales
                             ---------------------------------
Net Sales                     $94,092  100.0%  $82,186  100.0%
Cost of Sales                  71,921   76.4%   64,810   78.9%
                             ---------------------------------
Gross Profit                   22,171   23.6%   17,376   21.1%

Loss on Impaired
  Long-Lived Assets              (464)  -0.5%       --     --
Other Contractual Income           --     --       675    0.8%
Operating Expenses            (16,148) -17.2%  (14,569) -17.7%
                             ---------------------------------

Operating Income (Loss)         5,559    5.9%    3,482    4.2%
Interest Expense               (1,064)  -1.1%   (1,348)  -1.6%
Gain on the Sale of
  Mineral Rights                   --     --       139    0.2%
Other Income (Expense)            358    0.4%       84    0.1%
                             ---------------------------------

Income (Loss) Before
  Income Taxes                  4,853    5.2%    2,357    2.9%
Income Taxes (Benefit)          1,407    1.5%      727    0.9%
                             ---------------------------------

Net Income (Loss)             $ 3,446    3.7%  $ 1,630    2.0%
                             =================================

Net Income Per Share:

                   Basic      $  0.63          $  0.29
                   Diluted    $  0.59          $  0.29

Average Shares Outstanding:

                   Basic        5,454            5,615
                   Diluted      5,873            5,687

O I L  -  D R I   C O R P O R A T I O N    O F    A M E R I C A
Consolidated Balance Sheets
(in thousands, except for per share amounts)
(unaudited)

                                                    As of January 31,
                                                   -------------------
                                                      2004      2003
                                                   -------------------

Current Assets
               Cash, Cash Equivalents              $ 17,933   $ 10,144
                 and Investments
               Accounts Receivable, net              27,142     27,159
               Inventories                           12,361     12,887
               Prepaid Expenses                       7,787      6,970
               Other Current Assets
                                                   -------------------
                     Total Current Assets            65,223     57,160
                                                   -------------------
Property, Plant and Equipment                        46,963     50,829
Other Assets                                         14,856     18,762
                                                   -------------------
Total Assets                                       $127,042   $126,751
                                                   ===================

Current Liabilities
               Current Maturities of               $  4,000   $  4,350
                 Notes Payable
               Accounts Payable                       5,264      4,205
               Dividends Payable                        512        472
               Accrued Expenses                      15,029     13,976
                                                   -------------------
                     Total Current Liabilities       24,805     23,003
                                                   -------------------
Long-Term Liabilities
               Notes Payable                         24,900     28,900
               Other Noncurrent Liabilities           5,679      5,153
                                                   -------------------
                      Total Long-Term Liabilities    30,579     34,053
                                                   -------------------
Stockholders' Equity                                 71,658     69,695
                                                   -------------------
Total Liabilities and Stockholders' Equity         $127,042   $126,751
                                                   ===================

Book Value Per Share Outstanding                   $  13.14   $  12.41

Additions to and Acquisitions of
  Property, Plant and Equipment
                                 Second Quarter    $  1,187   $  5,053
                                 Year to Date      $  2,227   $  6,368

Depreciation and Amortization
  Charges
                                 Second Quarter    $  2,042   $  2,140
                                 Year to Date      $  4,124   $  4,174
